UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2008

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 N. 40th Street, Suite 400 Phoenix, AZ	85018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Effective March 31, 2008, Todd Crow will resign as Chief Financial Officer of NutraCea. Mr. Crow will continue as a consultant to NutraCea.

(c) On March 14, 2008, Ken A. Mueller was appointed as Chief Financial Officer of NutraCea effective March 31, 2008. Mr. Mueller, 55, will serve as Special Assistant to NutraCea’s Chief Executive Officer from March 14, 2007 until his appointment as Chief Financial Officer begins. Mr. Mueller has over 20 years of expertise in working with private and Fortune 100 companies. He has extensive knowledge in strategic planning, international operations, and investor relations. During the course of his career he has helped take several organizations to their next level of growth and profitability. From 2006 to present, Mr. Mueller was chief financial officer of Collins Financial Services. Prior, Mr. Mueller was chief financial officer of SafeNet, chief financial officer of Microsoft Business Solutions, and senior vice president of finance at Platinum Technology, which was ultimately acquired by Computer Associates. Earlier in his career Mueller also served in various capacities at Apple Computer, including manager of U.S. planning, forecasting and analysis. He holds an MBA, Marketing, DePaul University and a BS, Organizational Behavior, Northwestern University. Mr. Mueller obtained his CPA certificate from the State of Illinois and is a Registered Certified Public Accountant under Illinois law.

Mr. Mueller and NutraCea entered into an employment agreement on March 14, 2008. Pursuant to the employment agreement, NutraCea agreed to pay Mr. Mueller an annual salary of $220,000. In addition, NutraCea will pay to Mr. Mueller a sign-on bonus of $200,000 paid in two equal installments upon (i) March 31, 2008 and (ii) the relocation of Mr. Mueller’s primary residence to Phoenix, Arizona. Mr. Mueller is eligible to earn an annual bonus each year up to the amount of his annual salary, with the actual size of this bonus to be determined by NutraCea’s Board of Directors or Compensation Committee.

If the employment of Mr. Mueller is terminated by NutraCea without “cause” (as defined in the employment agreement), then Mr. Mueller will be entitled to receive an amount equal to the greater of (i) the monthly base salary multiplied by the number of months remaining on the term of the employment agreement, and (ii) one year of base salary plus an amount equal to the bonuses paid to Mr. Mueller during the preceding 12 months. If Mr. Mueller is terminated as a result of a “change of control” (as defined in his employment agreement), then Mr. Mueller is entitled to receive a severance payment as set above.

In connection with Mr. Mueller becoming an employee of NutraCea, NutraCea granted to Mr. Mueller employee stock options to purchase 350,000 and 250,000 shares of common stock at a price per share equal to $0.10 over the closing market price on the date of the grant. The option to purchase 350,000 shares of common stock shall begin to vest on March 31, 2008 and will vest as to eight and one-third percent (8 1/3%) of the shares on each successive three month anniversary from the vesting start date. The option to purchase 250,000 shares will vest over a two year period beginning on March 31, 2009, and will vest based on performance criteria determined by the Board of Directors prior to the grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: March 18, 2008	By:	/s/ Brad Edson
Brad Edson Chief Executive Officer (Duly Authorized Officer)